UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2020, Kaleyra, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. and Nomura Securities International, Inc. acting as joint book-running managers and as representatives of the underwriters named therein (collectively, the “Underwriters”) relating to the issuance and sale of 7,777,778 shares of the Company’s common stock, par value $0.0001 per share (the “Offering”). The price to the public in the Offering is $4.50 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,166,666 shares of common stock. The net proceeds to the Company from the Offering are expected to be approximately $32.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on June 29, 2020, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333- 239001) which became effective on June 24, 2020 (the “Registration Statement”), as supplemented by a final prospectus supplement thereunder, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include, but are not limited to, the Company’s ability to satisfy certain conditions to closing on a timely basis, or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 8.01 Other Events.

On June 24, 2020, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 24, 2020, by and among Kaleyra, Inc., Oppenheimer & Co. Inc. and Nomura Securities International, Inc.

99.1	Press Release dated June 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President